UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JUNE 10, 2019

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma	74105
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class None	Trading symbol EMPR	Name of each exchange on which registered None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 10, 2019, Empire Louisiana LLC, a Delaware limited liability company d/b/a Empire Louisiana LLC of Delaware ("Empire Louisiana"), received a process verbal and related sheriff's deed dated as of May 29, 2019 (the "Sheriff's Deed") pertaining to two wells in St. Landry Parish purchased from Business First Bancshares, Inc. d/b/a Business First Bank ("Business First").  Empire Louisiana is a wholly owned subsidiary of Empire Petroleum Corporation (the "Company").

Pursuant to the Sheriff's Deed, Empire Louisiana acquired certain oil and gas properties located in St. Landry Parish, Louisiana, including operated working interest in two producing wells. Empire Louisiana purchased Business First's position as the superior lienholder and seizing creditor of such oil and gas properties, which were owned by Warhorse Oil & Gas, LLC, in exchange for $450,000.  The payment was was paid from loan proceeds under our existing loan agreement with CrossFirst Bank.

Empire Louisiana has been operating the two wells for Business First since July 2018.  Both wells combined produce approximately 31 barrels of oil per day into the Leblanc Battery in Cankton, Louisiana owned by Empire Louisiana.  Working interest purchased by Empire Louisiana is 48.2% on the Jay Butler No. 1 well and 45% in the Richard No. 1 well.

The foregoing description of the Sheriff's Deed is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Sheriff's Deed, a copy of which is filed as Exhibit 2.1 attached hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Process Verbal and Related Sheriff's Deed dated as of May 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: June 13, 2019	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President